UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 9, 2012

INNOVARO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2012, we entered into an asset purchase agreement to sell certain assets, primarily intellectual property rights and equipment, relating to our strategic services division, known as Strategos, to one of our officers and employees for $100,000.

In connection with the asset purchase agreement, we entered into separation and release agreements with all of the officers and employees of our Strategos division pursuant to which they agreed to forgo approximately $1.4 million in bonuses we owned them (and which bonuses had previously been accrued as an expense in our financial statements) in exchange for $150,000.

Finally, as part of the transaction, we also entered into a technology license agreement with Strategos, Inc., a newly formed company that will carry on the business formerly conducted by our Strategos division, pursuant to which we agreed to license Strategos, Inc. certain technology and intellectual property rights relating to our Strategos division, including the use of the name “Strategos,” for royalty payments equal to 12.5% of the professional fee revenue earned by Strategos, Inc. in excess of $10 million during the period from October 2, 2012 to December 31, 2015.

The foregoing description of the asset purchase agreement, separation and release agreement and technology license agreement do not purport to be complete and is qualified in its entirety by reference to copies of such agreements filed as exhibits hereto, which are incorporated by reference herein.

A copy of the press release issued on October 9, 2012 relating the foregoing transaction is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in Item 5.02 below is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 9, 2012, we completed the transaction described in Item 1.01 above. The information set forth in Item 1.01 above and Item 5.02 below is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions discussed in Item 1.01 and Item 2.01 above, we mutually agreed with Gary Getz, the Managing Director and Global Practice Leader of our Strategos division, that he will separate from service with us, effective as of August 31, 2012. We also entered into a separation and release agreement with Mr. Getz pursuant to which he agreed to forgo approximately $1,224,304 in bonus payments that we owed him in exchange for $125,509.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated October 2, 2012, among Innovaro, Inc., Gary Getz and Ian Pallister.

10.2	Form of Separation and Release Agreement

10.3	Technology License Agreement, date, October 2, 2012, between Innovaro, Inc. and Strategos, Inc.

99.1	Press release, dated October 9 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2012	INNOVARO, INC.

	By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer